Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-124059) pertaining to the 1999 Stock Option Plan, the 2005 Equity Incentive Plan and the 2005 Employee Stock Purchase Plan of Dexcom, Inc. of our report dated February 17, 2006, with respect to the financial statements of DexCom Inc., in the Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ Ernst & Young

San Diego, California
February 23, 2006